EXHIBIT 5 - OPINION OF KRYS BOYLE FREEDMAN GRAHAM SAWYER TERRY & MOORE, P.C.

                          KRYS BOYLE FREEDMAN GRAHAM
                           SAWYER TERRY & MOORE, P.C.
                              ATTORNEYS AT LAW
                    Dominion Plaza, Suite 2700 South Tower
                           600 Seventeenth Street
                           Denver, Colorado 80202
Telephone                                                         Facsimile
(303) 893-2300                                               (303) 893-2882


                                 June 17, 2002


Technology Consulting Partners, Inc.
9282 South Fox Fire Lane
Highlands Ranch, Colorado 80129

Gentlemen:

     We have acted as counsel to Technology Consulting Partners, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form SB-2 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 250,000 shares (the "Shares") of its common stock, no par value (the "Common Stock") for sale. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Articles of Incorporation and Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion under the laws of the State of Colorado that the 250,000 Shares being offered for sale will be duly and validly authorized by the Company and will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                    Very truly yours,

                                    KRYS BOYLE FREEDMAN GRAHAM
                                    SAWYER TERRY & MOORE, P.C.



                                    By: /s/ Jon D. Sawyer
                                        Jon D. Sawyer